Exhibit 32

Certifications Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906

              of the Sarbanes-Oxley Act of 2002

The following statement is provided by the undersigned to accompany the Annual Report on Form 10-K for the year ended December 31, 2016, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed pursuant to any provision of the Securities Exchange Act of 1934 or any other securities law:

Each of the undersigned certifies that the foregoing Annual Report on Form 10-K fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Kaanapali Land, LLC.

Date:    March 31, 2017

By:	/s/ Gary Nickele	By:	/s/ Gailen J. Hull
	Gary Nickele Chief Executive Officer		Gailen J. Hull Chief Financial Officer and Chief Accounting Officer